Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Ave.
New York, NY 10022

July 25, 2008

Manas Petroleum Corporation
Bahnhofstrasse 9
6341Baar, Switzerland

Re: AMENDMENT No. 3 to REGISTRATION STATEMENT ON FORM S-1/A
File No. 333-147567 (the “Amended Registration Statement”)

Dear Ladies and Gentlemen:

We hereby consent to the filing of our opinion dated April 22, 2008 addressed to Manas Petroleum Corporation as an exhibit to the Amended Registration Statement and to the reference to this firm in the Prospectus included in the Amended Registration Statement.

Very truly yours,

/s/ SANDERS ORTOLI VAUGHN FLAM ROSENSTADT LLP